EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2005, with respect to the consolidated financial statements of GATX Financial Corporation for the year ended December 31, 2004 included in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-105196) related to the registration of $1,000,000,000 of debt securities.

/s/ Ernst & Young LLP

Chicago, Illinois

March 18, 2005